Ohr Pharmaceutical, Inc. S-3

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 27, 2013 with respect to the audited financial statements of Ohr Pharmaceutical, Inc. for the years ended September 30, 2013 and 2012 and for the period from October 1, 2007 (inception) through September 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

January 17, 2014